EXHIBIT 99

CHAIRMAN AND CHIEF EXECUTIVE OFFICER’S
SECOND QUARTER COMMENTS

Having completed the first half of 2008, I wanted to bring you up to date with how we are doing. I hope that you have had a chance to read our earnings release, but if you haven’t, our second quarter performance is in line with our expectations given the current volatile environment of our economy, stock market, and housing market.

Allow me to summarize the results of our strong team of bankers at Superior and look at what we have been able to accomplish with the help of our customers:

•	Record level of newly opened deposit accounts
•	Second quarter 2008 earnings per share of $0.08
•	Assets up 23% to a record $3.0 billion
•	Loans up 25% to $2.2 billion
•	Customer deposits up 18% to over $2.1 billion
•	Net interest income up 22% to $21 million
•	Stockholder’s equity up 25% to in excess of $349 million

I can tell you with a great deal of confidence that Superior is open for business! Superior will continue to do business as we have in the past by building strong relationships and providing the products and services to help our customers reach their dreams.

The economy and housing is in a recession in some of our markets. While we are not immune to these factors, our bankers are working diligently with customers who may be experiencing some business stress in today’s environment. Our credit administration and management process is considered “best practices”, our loan loss reserves are appropriate, our bank is “well capitalized” and our veteran bankers are very experienced having managed through previous credit cycles successfully. Although we have seen a decline in our stock price, we believe this to be more a reflection on the general banking industry rather than a reflection of our performance.

Recently, Kevin B. Reynolds of Janney Montgomery Scott, LLC commented in his July 28, 2008 Research Note regarding Superior that,”We are confident that the company will improve its fundamental performance over the next few years, but investors in shares of Superior will likely have to exercise a great deal of patience to be rewarded over the long term.” James M. Schutz of Sterne, Agee & Leach, Inc. in their Company Report dated July 28, 2008 maintained their BUY rating for Superior.

The Birmingham Business Journal recently asked me how Superior is able to open new offices, introduce new products, expand our market presence and invest in the future while our competitors have eliminated jobs, stopped planned expansion and withdrawn from certain market sectors. I responded to the reporter that we are going out of our way to let customers know we are doing business as normal and that we are confident rather than pessimistic about the future.

I can tell you that I have never been as confident about our future as I am today. As a company, we are not going to cripple ourselves by “hunkering down” and doing nothing. What we are going to do is to continue to empower our bankers to make smart decisions. The current economic situation we find ourselves in will end someday soon. When it does Superior will emerge as a stronger, better positioned community bank that will continue to be a major force in all of our markets.

Sincerely,

C. Stanley Bailey
Chairman and CEO

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward- looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes. Superior Bancorp disclaims any intent or obligation to update "forward- looking statements."